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                                                                Draft of 6/22/00

                                                                     Exhibit 1.1

                              Liberty Digital Inc.

                                    Shares*
                             Series A Common Stock
                                ($.01 par value)

                          U.S. Underwriting Agreement

                                                              New York, New York
                                                                          , 2000

As U.S. Representatives of the several
U.S. Underwriters,
c/o __________
_____________
New York, New York ______

Ladies and Gentlemen:

     Liberty Digital Inc., a corporation organized under the laws of Delaware (the "Company", which term, as used herein, includes its predecessors), proposes to sell to the several U.S. Underwriters, for whom the U.S. Representatives are
acting as representatives,            shares of Series A Common Stock, $.01 par
value ("Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "U.S. Underwritten Securities"). The Company also proposes to grant to the U.S. Underwriters an option to purchase up
to            additional shares of Common Stock to cover over-allotments (the
"U.S. Option Securities" and together with the U.S. Underwritten Securities, the "U.S. Securities"). It is understood that the Company and the International Underwriters are concurrently entering into the International Underwriting Agreement providing for the sale by the Company of an aggregate of shares of Common Stock (said shares to be sold by the Company pursuant to the International Underwriting Agreement being hereinafter called the "International Underwritten Securities") and providing for the grant to the International Underwriters of an option to purchase from the Company up to ____ additional shares of Common Stock (the "International Option Securities"). It is further understood and agreed that the International Underwriters and the U.S. Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to this U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement. To the extent there are no additional U.S. Underwriters listed on Schedule I other than you, the term U.S. Representatives as used in

-----------------------
*  Plus an option to purchase from the Company up to            additional U.S.
   Securities to cover over-allotments.
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this U.S. Underwriting Agreement shall mean you, as U.S. Underwriters, and the terms U.S. Representatives and U.S. Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, such Preliminary Final Prospectus or such Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, such Preliminary Final Prospectus or such Final Prospectus, as the case may be, that is deemed to be incorporated therein by reference. The use of the neuter in this U.S. Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this U.S. Underwriting Agreement are defined in Section 17 hereof.

     1. Representations and Warranties.
        ------------------------------

     (i) The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this Section 1.

          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number _________) on Form S-3, including the related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related Preliminary Final Prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, final prospectus supplements relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplements) or (3) final prospectuses in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectuses. As filed, such final prospectus supplements or such amendment and form of final prospectus supplements shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the U.S. Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

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          It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The U.S. Final Prospectus and the International Final Prospectus are identical except for the outside front cover page[, the inside front cover page, the discussion under the headings "Underwriting" and "Certain United States Tax Consequences to Non-United States Holders"] and the outside back cover page.

          (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in this U.S. Underwriting Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), each Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Final Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectuses (or any supplement thereto).

          (c) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

          (d) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectuses, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

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          (e) The Company's authorized equity capitalization is as set forth in the Final Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectuses; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold under the Underwriting Agreements by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to this U.S. Underwriting Agreement and the International Underwriters pursuant to the International Underwriting Agreement, will be fully paid and nonassessable; and the Securities being sold under the Underwriting Agreements by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectuses, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Final Prospectuses under the heading[s] "Certain United States Federal Tax Consequences to Non-United States Holders", "_____" and "_____", insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

          (g) Each of the Underwriting Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

          (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectuses, will not be an "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectuses.

          (j) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or

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     encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the Charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

          (k) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for Liberty Media Corporation, a ____________ corporation ("Liberty Media"), and Liberty Media has duly waived all rights to the registration of any securities under the Registration Statement.

          (l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions "_________" and "Selected Consolidated Financial Information" in the Final Prospectuses fairly present, on the basis stated in the Final Prospectuses, the information included therein. [The pro forma financial statements included in the Final Prospectuses and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Final Prospectuses and the Registration Statement. The pro forma financial statements included in the Final Prospectuses and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.]

          (m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectuses (exclusive of any supplement thereto).

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          (n) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

          (o) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or
     (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable.

          (p) KPMG, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (q) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

          (r) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectuses (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectuses (exclusive of any supplement thereto).

          (s) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectuses (exclusive of any supplement thereto).

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          (t) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectuses (exclusive of any supplement thereto).

          (u) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Prospectuses.

          (v) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectuses (exclusive of any supplement thereto).

          (w) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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          (x) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (y) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectuses (exclusive of any supplement thereto). Except as set forth in the Final Prospectuses, neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          (z) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectuses (exclusive of any supplement thereto).

          (aa) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than

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     for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          (bb) The subsidiaries listed on Exhibit B attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the "Subsidiaries").

          (cc) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted. There are no rights of third parties to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Final Prospectuses as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

          (dd) The statements contained in the Final Prospectuses under the captions "____________" and "____________", insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

          (ee) Except as disclosed in the Registration Statement and the Final Prospectuses, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

          (ff) The Company meets and, on the date the Registration Statement was first filed with the Commission and on each Effective Date, the Company met the requirements for use of Form S-3 under the Act as those requirements were in effect immediately prior to October 21, 1992.

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     Any certificate signed by any officer of the Company and delivered to the
Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each U.S. Underwriter.

     2. Purchase and Sale.
        -----------------

     (a) Subject to the terms and conditions and in reliance upon the representations and warranties in this U.S. Underwriting Agreement set forth, the Company agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ per share, the amount of the U.S. Underwritten Securities set forth opposite such U.S. Underwriter's name in Schedule I to this U.S. Underwriting Agreement.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this U.S. Underwriting Agreement, the Company hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, up to U.S. Option Securities at the same purchase price per share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the U.S. Final Prospectus upon written or telegraphic notice by the U.S. Representatives to the Company setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. The number of U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

     3. Delivery and Payment. Delivery of and payment for the U.S. Underwritten
        --------------------
Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on , 20 , or at such time on such later date not more than three Business Days after the foregoing date as the U.S. Representatives and the International Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives, the International Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being called in this U.S. Underwriting Agreement the "Closing Date"). Delivery of the U.S. Securities shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S. Representatives of the respective aggregate purchase prices of the U.S. Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the U.S. Underwritten Securities and the U.S. Option Securities shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct.

     Delivery of the Securities shall be made at such location as __________ shall reasonably designate at least one Business Day in advance of the Closing Date. Certificates for the Securities shall be registered in such names and in such denominations as __________ may request not less than two Business Days in advance of the Closing Date.

     The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.

     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the U.S. Option Securities (at the expense of the Company) to the U.S. Representatives, at __________, New York, New York, on the date specified by the U.S. Representatives (which shall be within three Business Days after exercise of said option) certificates for the U.S. Option Securities in such names and denominations as the U.S. Representatives shall have requested for the respective accounts of the several U.S. Underwriters, against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the U.S. Option Securities occurs after the Closing Date, the Company will deliver to the U.S. Representatives on the settlement date for the U.S. Option Securities, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement, and that the settlement date, if any, shall occur simultaneously with the "settlement date" under the International Underwriting Agreement.

     4. Offering by Underwriters. It is understood that the several U.S.
        ------------------------
Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Final Prospectus.

     5. Agreements.
        ----------

     (i) The Company agrees with the several U.S. Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectuses and any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectuses is otherwise required under Rule 424(b), the Company will cause the Final Prospectuses, properly completed, and any supplement thereto to be filed with the

     Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. The Company will promptly advise the U.S. Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission,
     (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectuses or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which either of the Final Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Final Prospectuses to comply with the Act or the rules thereunder, the Company promptly will (1) notify the U.S. Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Final Prospectuses to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the U.S. Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an U.S. Underwriter or dealer may be required by the Act, as many copies of each U.S. Preliminary Final Prospectus and the U.S. Final Prospectus and any supplement thereto as the U.S. Representatives may reasonably request.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the U.S. Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the U.S. Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of __________, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of ___ days after the date of this U.S. Underwriting Agreement, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Final Prospectus, each Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, each Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this U.S. Underwriting Agreement and the International Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the

     Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of their obligations under the Underwriting Agreements.

     (ii) Each U.S. Underwriter agrees that (i) it is not purchasing any of the U.S. Securities for the account of anyone other than a United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Final Prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian Person, and (iii) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales between the International Underwriters on the one hand and the U.S. Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through __________ (or through the U.S. Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of U.S. Final Prospectuses or U.S. Preliminary Final Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or Canadian Person.

     (iii) The agreements of the U.S. Underwriters set forth in paragraph (ii) of this Section 5 shall terminate upon the earlier of the following events:

          (a) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (ii) of this Section 5 and in Section 5(ii) of the International Underwriting Agreement; or

          (b) the expiration of a period of 30 days after the Closing Date, unless (A) the U.S. Representatives shall have given notice to the Company and the International Representatives that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed, or (B) the International Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed. If such notice by the U.S. Representatives or the International Representatives is given, the agreements set forth in such paragraph (ii) shall survive until the earlier of (1) the event referred to in clause (a) of this subsection (iii) or (2) the expiration of an additional period of 30 days from the date of any such notice.

     6. Conditions to the Obligations of the U.S. Underwriters. The obligations
        ------------------------------------------------------
of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this U.S. Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this U.S. Underwriting Agreement and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of either of the Final Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused __________, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) each of the Company and DMX Music, Inc. and ___________ (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

               (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

               (iii) the Company's authorized equity capitalization is as set forth in the Final Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectuses; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold under the Underwriting Agreements by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to this U.S. Underwriting Agreement and by the International Underwriters pursuant to the International Underwriting Agreement, will be fully paid and nonassessable; and the Securities being sold under the Underwriting Agreements by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

               (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; the descriptions contained in the Final Prospectuses under the heading "Certain United States Federal Tax Consequences to Non-United States Holders" constitute fair summaries of those statutes and regulations discussed therein applicable to the offering of the Securities and the statements in the Final Prospectuses under the heading[s] "_____" and "_____", insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

               (v) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and each of the Final Prospectuses (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectuses as of the date thereof and on the Closing Date included or include any untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

               (vi) Each of the Underwriting Agreements has been duly authorized, executed and delivered by the Company;

               (vii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in the Underwriting Agreements, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction [and the securities laws of any jurisdiction outside the United States] in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in and the Underwriting Agreements and in the Final Prospectuses and such other approvals (specified in such opinion) as have been obtained;

               (viii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated in the Underwriting Agreements nor the fulfillment of the terms of the Underwriting Agreements will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the Charter or by-laws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties; and

               (ix) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for Liberty Media, and Liberty Media has duly waived all rights to the registration of any securities under the Registration Statement.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Final Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Company shall have requested and caused __________, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectuses, will not be, an "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of ! or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Final Prospectuses in this paragraph
     (c) include any supplements thereto at the Closing Date.

          (d) The Representatives shall have received from __________, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectuses (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectuses, any supplements to the Final Prospectuses and the Underwriting Agreements and that:

               (i) the representations and warranties of the Company in the Underwriting Agreements are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be per-formed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Final Prospectuses (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectuses (exclusive of any supplement thereto).

          (f) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the !-month period ended !, 2000 and as at !, 2000, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules [and pro forma financial statements] included or incorporated by reference in the Registration Statement and the Final Prospectuses and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the ____________-month period ended ____________, 20__, and as at ____________, 20__; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and ____________ committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to _________, ____, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included or
               incorporated by reference in the Registration Statement and the Final Prospectuses do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-3; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectuses;

                    (2) with respect to the period subsequent to _____________,
               20__, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long term debt or total liabilities of the Company and its subsidiaries or the redeemable preferred stock or other capital stock of the Company or decreases in net current assets or total stockholders' equity of the Company as compared with the amounts shown on the ____________, 2000, consolidated balance sheet included in the Registration Statement and the Final Prospectuses, or for the period from ____________, 2000 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in revenues from affiliated parties, revenues from related parties, net operating income, income from continuing operations, income from continuing operations before income taxes or in total or per share amounts of income before extraordinary items or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives, it being understood that the term "decreases" as used in this paragraph shall include an increase in the absolute value of a negative line item number and the change from a positive line item number to a negative number;

                    (3) the information included in the Registration Statement and Final Prospectuses in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                    (4) [The unaudited amounts of [describe the capsule
               information and its location] do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included in the Registration Statement and the Final Prospectuses; and]

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectuses, including the information set forth under the captions "___________" and "___________" in the Final Prospectuses, and the information included in the Company's Quarterly Report[s] on Form 10-Q for the quarter[s] ended ___________ and in the Company's Annual Report on Form 10-K for the year ended December 31, ____ under the heading "___________" incorporated by reference in the Final Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

     References to the Final Prospectuses in this paragraph (f) include any supplement thereto at the date of the letter.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or
     (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause
     (i) or (ii) above, is, in the sole judgment of the U.S. Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the U.S. Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectuses (exclusive of any supplement thereto).

          (h) The closing of the purchase of any of the U.S. Securities to be issued and sold by the Company pursuant to the U.S. Underwriting Agreement, whether on the Closing Date or a subsequent date, as provided in Section 3 hereof, shall occur concurrently with the closing of all of the International Securities to be issued and sold by the Company pursuant to the International Underwriting Agreement on such date.

          (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (j) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this U.S. Underwriting Agreement and the

International Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this U.S. Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the Underwriters, this U.S. Underwriting Agreement and all obligations of the U.S. Underwriters under this U.S. Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the U.S. Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of __________, counsel for the Underwriters, at __________, __________, on the Closing Date.

     7. Reimbursement of U.S. Underwriters' Expenses. If the sale of the U.S.
        --------------------------------------------
Securities provided for in this U.S. Underwriting Agreement is not consummated because any condition to the obligations of the U.S. Underwriters set forth in
Section 6 hereof is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement in this U.S. Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally through __________ on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution.
        --------------------------------

     (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Final Prospectus or in either of the Final Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each U.S. Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company acknowledges that the statements set forth in the _____ paragraph of the cover page regarding delivery of the U.S. Securities and, under the heading "Underwriting" or "Plan of Distribution", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any U.S. or International Preliminary Final Prospectus and the Final Prospectuses constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. or International Preliminary Final Prospectus or the Final Prospectuses.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this U.S. Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the U.S. Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the U.S. Underwriters on the other from the offering of the U.S. Securities; provided, however, that in no case shall any U.S. Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the U.S. Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such U.S. Underwriter under this U.S. Underwriting Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the U.S. Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the U.S. Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Default by a U.S. Underwriter. If any one or more U.S. Underwriters
        -----------------------------
shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters under this U.S. Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this U.S. Underwriting

Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided,
                                                                --------
however, that in the event that the aggregate amount of U.S. Securities which
-------
the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this U.S. Underwriting Agreement will terminate without liability to any nondefaulting U.S. Underwriter or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this U.S. Underwriting Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company and any nondefaulting U.S. Underwriter for damages occasioned by its default under this U.S. Underwriting Agreement.

     10. Termination. This U.S. Underwriting Agreement shall be subject to
         -----------
termination in the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the U.S. Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the U.S. Final Prospectus (exclusive of any supplement thereto).

     11. Representations and Indemnities to Survive. The respective agreements,
         ------------------------------------------
representations, warranties, indemnities and other statements of the Company or its officers and of the U.S. Underwriters set forth in or made pursuant to this U.S. Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this U.S. Underwriting Agreement.

     12. Notices. All communications under this U.S. Underwriting Agreement will
         -------
be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or tele-faxed to the __________ (fax no.: __________) and confirmed to __________, Attention: ___________; or, if sent to the Company, will be mailed, delivered or tele-faxed to

Lee Masters (fax no.: (310) 979-5003) and confirmed to it at 12312 Olympic Boulevard, Los Angeles, California 90064, attention: Lee Masters.

     13. Successors. This U.S. Underwriting Agreement will inure to the benefit
         ----------
of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this U.S. Underwriting Agreement.

     14. Applicable Law. This U.S. Underwriting Agreement will be governed by
         --------------
and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15. Counterparts. This U.S. Underwriting Agreement may be signed in one or
         ------------
more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16. Headings. The section headings used in this U.S. Underwriting Agreement
         --------
are for convenience only and shall not affect the construction hereof.

     17. Definitions. The terms which follow, when used in this U.S.
         -----------
Underwriting Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(i)(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectuses.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Charter" shall mean, with respect to any corporation, its certificate of incorporation, articles of incorporation or other similar charter documents, including, without limitation, all amendments thereto, restatements thereof, certificate of designations, certificates of merger, certificates of ownership and other documents constituting a part thereof.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this U.S. Underwriting Agreement is executed and delivered by the parties hereto.

          "Final Prospectuses" and "each Final Prospectus" shall mean the U.S. Final Prospectus and the International Final Prospectus.

          "International Preliminary Final Prospectus" shall have the meaning set forth under "U.S. Preliminary Final Prospectus."

          "International Final Prospectus" shall mean the prospectus supplement relating to the International Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "International Representative" shall mean the addressees of the International Underwriting Agreement.

          "International Securities" shall mean the International Underwritten Securities and the International Option Securities.

          "International Underwriters" shall mean the several underwriters named in Schedule I to the International Underwriting Agreement.

          "International Underwriting Agreement" shall mean the International Underwriting Agreement dated the date hereof related to the sale of the International Securities by the Company to the International Underwriters.

          "Option Securities" shall mean the U.S. Option Securities and the International Option Securities.

          "Preliminary Final Prospectus" shall have the meaning set forth under "U.S. Preliminary Final Prospectus."

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Representatives" shall mean the U.S. Representatives and the International Representatives.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a)(i) hereof.

          "Securities" shall mean the U.S. Securities and the International Securities.

          "Underwriter" and "Underwriters" shall mean the U.S. Underwriters and the International Underwriters.

          "Underwriting Agreements" shall mean the U.S. Underwriting Agreement and the International Underwriting Agreement.

          "Underwritten Securities" shall mean the International Underwritten Securities and the U.S. Underwritten Securities.

          "U.S. Preliminary Final Prospectus" and the "International Preliminary Final Prospectus", respectively, shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the U.S. Securities or the International Securities, as the case may be, and the offering thereof, in each case together with the Basic Prospectus; and the U.S. Preliminary Final Prospectus and the International Preliminary Final Prospectus are hereinafter collectively called the "Preliminary Final Prospectuses".

          "U.S. Final Prospectus" shall mean the prospectus supplement relating to the U.S. Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "U.S. Representatives" shall mean the addressees of the U.S. Underwriting Agreement.

          "U.S. Securities" shall mean the U.S. Underwritten Securities and the U.S. Option Securities.

          "U.S. Underwriting Agreement" shall mean this agreement relating to the sale of the U.S. Securities by the Company to the U.S. Underwriters.

          "U.S. Underwriters" shall mean the several underwriters named in
     Schedule I to the U.S. Underwriting Agreement.

          "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

            If the foregoing is in accordance with your under-standing of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several U.S. Underwriters.

                                              Very truly yours,

                                              Liberty Digital, Inc.



                                              By:__________________________
                                                 Name:
                                                 Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

By:

By:


________________________________
Name:
Title:

For themselves and the other
several U.S. Underwriters
named in Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                                 Number of Underwritten
                Underwriters                   Securities to be Purchased
                ------------                   --------------------------


                ----------...............





                                               --------------------------
                    Total................
                                               ==========================

                                                                       EXHIBIT A


                           [Form of Lock-Up Agreement]

                              Liberty Digital, Inc.
                              ---------------------
                         Public Offering of Common Stock
                         -------------------------------


                                                                         !, 20__

As Representatives of the several U.S. Underwriters and International Underwriters,

Ladies and Gentlemen:

            This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement and International Underwriting Agreement (the "Underwriting Agreements"), between Liberty Digital, Inc., a Delaware corporation (the "Company"), and each of you as representatives of a group of U.S. Underwriters and International Underwriters named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

            In order to induce you and the other U.S. Underwriters and International Underwriters to enter into the Underwriting Agreements, the undersigned will not, without the prior written consent of __________, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of ______ days after the date of the Underwriting Agreements, other than shares of Common Stock disposed of as bona fide gifts approved by __________

            If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.

                                             Yours very truly,



                                             [Signature of officer, director
                                             or major stockholder]

                                             [Name and address of officer,
                                             director or major stockholder]

                                                                       EXHIBIT B


                        List of Significant Subsidiaries




                                       B-1